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                                 IMAGICTV INC.

                        FORM OF SHARE OPTION AGREEMENT
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     THIS AGREEMENT made as of the date set out on the signing page hereof, between ImagicTV Inc. (the "Corporation") and the employee, consultant, manager, or director of the Corporation named in the table below (the "Optionholder").

     WHEREAS:

(a) the Corporation has established an Employee Share Option Plan (the "Plan") under which options to purchase common shares of the Corporation are granted to employees, consultants, managers, and directors in order to incentivize such individuals to exert their best efforts on behalf of the Corporation; and

(b) the Corporation has agreed to permit the Optionholder to participate in the Plan, in accordance with the terms of this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration for the grant of options to the Optionholder, and the mutual promises made herein, the parties hereto agree as follows:

1.   Grant of Options.   The Corporation hereby grants to the Optionholder
an option (the "Option") to purchase such number of Class C Common Non-Voting shares of the Corporation (the "Plan Shares") as is set out next to the heading "Number of Plan Shares" in the table below, subject to the vesting and other provisions of this Agreement. The terms of the Option are as follows:


Optionholder:
Date of Grant:
Class of Share: Class C Common Non-Voting
Exercise Price Per Share ("Exercise Price"):
Number of Plan Shares:
Expiration Date:


2. Exercise Schedule. The Vesting Commencement Date ("VCD") shall mean the Date of Grant or such date as may be set by the Board, but shall not be earlier than the date of commencement of employment or service with the Corporation. On or after the Vesting Commencement Date, Options will be exercisable in the following installments:
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Percentage of Total Number of Plan           Exercise Period
Shares Which May Be Purchased

25% From the first anniversary of the VCD to and including the seventh anniversary of the VCD.

25% From the second anniversary of the VCD to and including the seventh anniversary of the VCD.

25% From the third anniversary of the VCD to and including the seventh anniversary of the VCD.

25% From the fourth anniversary of the VCD to and including the seventh anniversary of the VCD.


The Optionholder understands and agrees that the Option is granted subject to and in accordance with the terms of the ImagicTV Employee Share Option Plan, as it may be amended from time to time, (the "Plan"), a copy of which is attached hereto as Exhibit A and forms part of this Agreement. On or after the VCD, Options will be exercisable by means of executing the Notice of Exercise, a copy of which is attached hereto as Exhibit B, and forms part of this Agreement, such exercise subject to the terms of this Agreement. The Optionholder agrees to be bound by the terms of the Plan and the terms of this Agreement.

3. No Employment or Service Contract. Nothing in this Agreement nor in the attached Plan shall confer upon Optionholder any right to continue in service or employment with the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any affiliate of the Corporation employing or retaining the services of the Optionholder ), or of the Optionholder, which rights are hereby expressly reserved by each to terminate Optionholder's service at any time for any reason.

4    General

(a) This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto. The Optionholder may not assign this Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the issuance of Options as provided in Section 1 herein and cancels and supersedes any prior understandings and agreements between the parties with respect such issuance of Options. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.
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(b)  Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

     To the Optionholder:

          At the address set out below.

     To the Corporation:

          ImagicTV Inc.
          Suite 1400, One Brunswick Square
          Saint John, New Brunswick
          E2L 3Y2

          Attention: Chief Executive Officer
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or such other address, as may be designated by written notice by a party to the other. Any such notice given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth business day following the deposit thereof in the mail.


     IN WITNESS WHEREOF the parties have executed this Agreement as of the date set out below.


DATED:
                                    IMAGICTV INC.

                                    By:________________________

                                    OPTIONHOLDER

                                    ___________________________

                                    Address:

                                    ___________________________
                                    ___________________________
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